UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/6/2013

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)
713-359-7000
(Registrant's telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c and e)
Appointment of Fernando R. Assing as Executive Vice President and Chief Operating Officer
On December 6, 2013, the board of directors (the “Board”) of Tesco Corporation (the "Company") promoted Mr. Fernando R. Assing, 47, previously the Senior Vice President and Chief Operating Officer, to the position of Executive Vice President and Chief Operating Officer effective on January 1, 2014. Mr. Assing will continue to be responsible for the day-to-day operations of the Company. In connection with his appointment, Mr. Assing was awarded 16,630 restricted stock units on December 6, 2013 under the Amended and Restated Tesco Corporation Incentive Plan adopted May 18, 2007 (the “Incentive Plan”), the general terms and conditions of which are described in the Company’s definitive proxy statement filed on April 3, 2013 with the Securities and Exchange Commission (the “Proxy Statement). Mr. Assing's annual base salary increased to $450,000 effective January 1, 2014. Mr. Assing’s target bonus under the Company’s 2014 Short Term Incentive Plan, the general terms and conditions of which shall be described in the Company’s next proxy statement, has been increased to 85% of his base salary and a maximum of 170%. For additional information relating to Mr. Assing, please refer to the Company’s Proxy Statement which is incorporated herein by reference.
On December 11, 2013, the Company amended its employment agreement with Mr. Assing to reflect the changes to Mr. Assing's position and base salary described above. A copy of the amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the amendment to the employment agreement does not purport to be complete and is qualified by reference to the complete text of the amendment to the employment agreement.
Throughout this Current Report on Form 8-K, the description of the Incentive Plan contained in the Proxy Statement is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 22, 2007.
Retirement of Norman W. Robertson
Mr. Robertson announced his intention to retire his current role as Chairman of the Company effective January 1, 2014 and to continue as a director until the next annual general meeting of the shareholders at which time he has chosen to not stand for election. In connection with his decision, Mr. Robertson advised that he had no disagreements with the Company. The Board expresses its gratitude to Mr. Robertson for his seventeen years of service to the Company, including eight years as Chairman, and wishes him the best in retirement.
Appointment of Michael W. Sutherlin as Chairman
On December 6, 2013, the Board appointed Michael W. Sutherlin to succeed Norman W. Robertson as Chairman of the Company effective January 1, 2014. Mr. Sutherlin has served as an independent non-employee director of the Company for a combined term of over ten years.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit 10.1    Third Amendment to Employment Agreement between Tesco Corporation and Fernando R. Assing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: December 11, 2013	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President and General Counsel